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                                                                    EXHIBIT 23.6


We hereby consent to the incorporation by reference in the Registration Statement of Lions Gate Entertainment Corp. on Form S-3 of our report dated March 21, 2003 relating to the consolidated financial statements of Film Holdings Co. as of December 31, 2002 and 2001 and our report dated March 7, 2002 relating to the consolidated financial statements of Film Holdings Co. as of December 31, 2001 and 2000 which appear in Lions Gate Entertainment Corp.'s Current Report on Form 8K/A dated March 2, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Los Angeles, CA
March 30, 2004